Heritage-Crystal Clean, Inc. Announces Record Second Quarter 2022 Financial Results

Second quarter Highlights Include:

•Net income was a record high $21.1 million; up 39.7% compared to net income of $15.1 million in the second quarter of 2021.

•Basic earnings per share were a record $0.90 for the quarter, an increase of 38.5% compared to $0.65 for the second quarter of 2021.

•Oil Business segment revenue of $64.8 million represents a record high for a 12-week quarter, and an increase of 45.3% from the year-ago quarter.

•Oil Business segment profit before corporate selling, general, and administrative expenses was a record of $26.8 million with operating margin of 41.4%.

•Environmental Services segment revenue was $91.9 million, a record for a 12-week quarter, and an increase of 26.4% from the year-ago quarter.

•Environmental Services profit before corporate selling, general, and administrative expenses was a 12-week quarter record of $19.8 million with operating margin of 21.5%.

•EBITDA for the quarter was a record $35.9 million, up 37.0% compared to EBITDA of $26.2 million in the second quarter of 2021.

•Adjusted EBITDA for the quarter was a record $39.9 million, up 43.1% compared to Adjusted EBITDA of $27.9 million in the second quarter of 2021.

•Adjusted net earnings for the quarter were $23.1 million and adjusted diluted earnings per share were $0.97.

ELGIN, IL, July 27, 2022 — Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the second quarter which ended June 18, 2022.

Second Quarter Review

Revenue for the second quarter of 2022 was $156.6 million compared to $117.3 million for the same quarter of 2021, an increase of 33.6%.

Overall Operating Margin increased by $12.2 million and increased slightly on a percentage of revenue basis to 29.7%, driven primarily by strong results in the Oil Business segment, compared to 29.3% during the second quarter of 2021. Our second quarter corporate SG&A expense was $16.5 million, or 10.5% of revenue, compared to $14.1 million, or 12.0% of revenue, for the second quarter of 2021.

Net income for the second quarter was $21.1 million compared to net income of $15.1 million in the year-ago quarter. Basic earnings per share were $0.90 compared $0.65 in the year-ago quarter.

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, wastewater vacuum, antifreeze recycling, and field services. Environmental Services revenue was $91.9 million during the quarter compared to $72.7 million during the second quarter of fiscal 2021. The 26.4% increase in revenue was mainly due to the increase in demand for our services compared to the prior year quarter and, to a lesser extent, by revenue from acquisitions made during the second half of 2021. We experienced revenue increases across all service lines in the segment when compared to the second quarter of 2021 and these increases were driven by improvement in both price and volume. Environmental Services profit before corporate selling, general, and administrative expenses was $19.8 million, or 21.5% of revenue, compared to $19.2 million, or 26.4% of revenue, in the year-ago quarter. The decrease in operating margin percentage was mainly driven by higher disposal and transportation costs caused by extraordinarily high inflation.

President and CEO Brian Recatto commented, "While our operating margin was down compared to last year, we are very pleased that we were able to improve our operating margin percentage by almost five percentage points compared to the first quarter. This was primarily the result of price actions taken during the latter portion of the second quarter. We look to improve our operating margin percentage further in the coming quarters as we continue to battle high inflation in various parts of our business."

Our Oil Business segment includes used oil collection and re-refining activities, as well as sales of recycled fuel oil. During the second quarter of fiscal 2022, Oil Business revenue was a record high for a 12-week quarter at $64.8 million, an increase of $20.2 million, or 45.3%, compared to $44.6 million in the second quarter of fiscal 2021. An increase in base oil prices was the main driver of the increase in revenue. Oil Business segment operating margin increased to 41.4% in the second quarter of 2022 compared to 34.2% in the second quarter of fiscal 2021. The higher operating margin compared to the second quarter of 2021 was mainly due to an increase in the spread between the netback (sales price net of freight impact) on our base oil sales and the price paid/charged to our customers for the removal of their used oil.

Recatto commented, "Structural changes in the used oil re-refining business, along with refining industry capacity limitations, provided the foundation for our team to deliver excellent results during the second quarter. We couldn't be more excited about the performance of our Oil Business team who produced a record fifth straight quarter of operating margin above 33.0%."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries. This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility, including a drop in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; the impact of inflationary pressures on our business; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost-effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; the impact of legal proceedings and class action litigation on us and our ability to estimate the cash payments we will make under litigation settlements; our ability to effectively manage our network of branch locations; the control of The Heritage Group over the Company; and the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2022. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized manufacturers and other industrial businesses as well as customers in the vehicle maintenance sector. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, wastewater vacuum, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses as well as businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms. Through our used oil re-refining program during fiscal 2021, we recycled approximately 66 million gallons of used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program during fiscal 2021 we recycled approximately 3.9 million gallons of spent antifreeze which was used to produce a full line of virgin-quality antifreeze products. Through our parts cleaning program during fiscal 2021 we recycled 2 million gallons of used solvent into virgin-quality solvent to be used again by our customers. In addition, we sold 0.5 million gallons of used solvent into the reuse market. Through our containerized waste program during fiscal 2021 we collected 21 thousand tons of regulated waste which was sent for energy recovery. Through our wastewater vacuum services program during fiscal 2021 we treated approximately 49 million gallons of wastewater. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 91 branches serving approximately 103,000 customer locations.

Conference Call
The Company will host a conference call on Thursday July 28, 2022 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, https://crystal-clean.com/investor-relations/, and can participate on the call by dialing (888) 440-4149. After dialing the number, you will be required to provide the following passcode before being joined to the conference call: 8889427.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	June 18, 2022	January 1, 2022

ASSETS
Current assets:
Cash and cash equivalents	$73,760	$56,269
Accounts receivable - net	80,266	62,513
Inventory - net	36,221	29,536
Assets held for sale	1,125	1,125
Other current assets	4,427	6,773
Total current assets	195,799	156,216
Property, plant and equipment - net	171,169	166,301
Right of use assets	89,541	83,865
Equipment at customers - net	25,107	24,146
Software and intangible assets - net	44,610	45,949
Goodwill	49,695	49,695
Investments at fair value	3,000	—
Other assets	616	692
Total assets	$579,537	$526,864

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,043	$36,179
Current portion of lease liabilities	22,576	20,146
Contract liabilities - net	2,646	2,094
Accrued salaries, wages, and benefits	7,669	8,980
Taxes payable	8,503	8,474
Other current liabilities	11,177	9,476
Total current liabilities	97,614	85,349
Lease liabilities, net of current portion	70,391	65,041
Other long term liabilities	710	473
Contingent consideration	1,410	2,819
Deferred income taxes	32,070	31,126
Total liabilities	$202,195	$184,808

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,494,045 and 23,473,931 shares issued and outstanding at June 18, 2022 and January 1, 2022, respectively	$235	$235
Additional paid-in capital	206,296	204,920
Retained earnings	171,052	137,067
Accumulated other comprehensive loss	(241)	(166)
Total stockholders' equity	$377,342	342,056

Total liabilities and stockholders' equity	$579,537	$526,864

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Second Quarter Ended,		First Half Ended,
	June 18, 2022	June 19, 2021	June 18, 2022	June 19, 2021

Revenues
Service revenues	$75,583	$60,033	$144,490	$117,732
Product revenues	74,790	51,551	139,272	93,817
Rental income	6,274	5,695	12,251	11,111
Total revenues	$156,647	$117,279	$296,013	$222,660

Operating expenses
Operating costs	$104,755	$78,329	$206,538	$155,099
Selling, general, and administrative expenses	15,024	13,039	28,759	25,228
Depreciation and amortization	6,777	5,619	13,285	9,401
Other expense (income) - net	1,001	(330)	791	(439)
Operating income	29,090	20,622	46,640	33,371
Interest expense – net	250	177	473	501
Income before income taxes	28,840	20,445	46,167	32,870
Provision for income taxes	7,733	5,334	12,182	8,553
Net income	$21,107	$15,111	$33,985	$24,317

Net income per share: basic	$0.90	$0.65	$1.45	$1.04
Net income per share: diluted	$0.89	$0.64	$1.44	$1.03

Number of weighted average shares outstanding: basic	23,489	23,404	23,482	23,389
Number of weighted average shares outstanding: diluted	23,644	23,565	23,640	23,537

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

Second Quarter Ended,
June 18, 2022
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$72,979	$2,604	$—	$75,583
Product revenues	12,634	62,156	—	74,790
Rental income	6,265	9	—	6,274
Total revenues	$91,878	$64,769	$—	$156,647
Operating expenses
Operating costs	68,914	35,841	—	104,755
Operating depreciation and amortization	3,192	2,125	—	5,317
Profit before corporate selling, general, and administrative expenses	$19,772	$26,803	$—	$46,575
Selling, general, and administrative expenses			15,024	15,024
Depreciation and amortization from SG&A			1,460	1,460
Total selling, general, and administrative expenses			$16,484	$16,484
Other expense (income) - net			1,001	1,001
Operating income				29,090
Interest expense – net			250	250
Income before income taxes				$28,840

Second Quarter Ended,
June 19, 2021
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$56,403	$3,630	$—	$60,033
Product revenues	10,627	40,924	—	51,551
Rental income	5,686	9	—	5,695
Total revenues	$72,716	$44,563	$—	$117,279
Operating expenses
Operating costs	51,119	27,210	—	78,329
Operating depreciation and amortization	2,430	2,109	—	4,539
Profit before corporate selling, general, and administrative expenses	$19,167	$15,244	$—	$34,411
Selling, general, and administrative expenses			13,039	13,039
Depreciation and amortization from SG&A			1,080	1,080
Total selling, general, and administrative expenses			$14,119	$14,119
Other (income) - net			(330)	(330)
Operating income				20,622
Interest expense – net			177	177
Income before income taxes				$20,445

First Half Ended,
June 18, 2022
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$139,278	$5,212	$—	$144,490
Product revenues	25,023	114,249	—	139,272
Rental income	12,228	23	—	12,251
Total revenues	$176,529	$119,484	$—	$296,013
Operating expenses
Operating costs	136,532	70,006	—	206,538
Operating depreciation and amortization	6,081	4,209	—	10,290
Profit before corporate selling, general, and administrative expenses	$33,916	$45,269	$—	$79,185
Selling, general, and administrative expenses			28,759	28,759
Depreciation and amortization from SG&A			2,995	2,995
Total selling, general, and administrative expenses			$31,754	$31,754
Other expense (income) - net			791	791
Operating income				46,640
Interest expense – net			473	473
Income before income taxes				$46,167

First Half Ended,
June 19, 2021
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$109,706	$8,026	$—	$117,732
Product revenues	21,374	72,443	—	93,817
Rental income	11,093	18	—	11,111
Total revenues	$142,173	$80,487	$—	$222,660
Operating expenses
Operating costs	102,999	52,100	—	155,099
Operating depreciation and amortization	4,008	3,058	—	7,066
Profit (loss) before corporate selling, general, and administrative expenses	$35,166	$25,329	$—	$60,495
Selling, general, and administrative expenses			25,228	25,228
Depreciation and amortization from SG&A			2,335	2,335
Total selling, general, and administrative expenses			$27,563	$27,563
Other (income) - net			(439)	(439)
Operating income				33,371
Interest expense – net			501	501
Income before income taxes				$32,870

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	Second Quarter Ended,		First Half Ended,

(thousands)	June 18, 2022	June 19, 2021	June 18, 2022	June 19, 2021
Net income	$21,107	$15,111	$33,985	$24,317

Interest expense – net	250	177	473	501

Provision for income taxes	7,733	5,334	12,182	8,553

Depreciation and amortization	6,777	5,619	13,285	9,401

EBITDA (a)	$35,867	$26,241	$59,925	$42,772

Non-cash compensation (b)	1,292	1,668	2,785	2,886

Loss on disposal of re-refinery assets (c)	1,194	—	1,194	—

Costs associated with business acquisitions (d)	823	—	835	—

Provision for civil action settlement (e)	750	—	750	—

Adjusted EBITDA (f)	$39,926	$27,909	$65,489	$45,658

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Non-cash compensation expenses which are recorded in SG&A.

(c)	Loss on disposal of assets related to our re-refinery operations.

(d)	Acquisition costs associated with the pending Patriot Environmental business acquisition which are recorded in SG&A.

(e)	Civil action settlement accrual recorded in SG&A.

(f)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net earnings (loss) and adjusted net earnings (loss) per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net earnings (loss) and adjusted net earnings (loss) per share provide investors and management useful information about the earnings impact from certain non-routine items for the second quarter and first half year of 2022 compared to the second quarter and first half year of 2021.

Reconciliation of our Net Earnings (loss) and Net Earnings (loss) Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings (Loss) and Non-GAAP Adjusted Net Earnings (loss) Per Share
(In thousands, except per share data)
(Unaudited)

	Second Quarter Ended,		First Half Ended,

	June 18, 2022	June 19, 2021	June 18, 2022	June 19, 2021

GAAP net earnings	$21,107	$15,111	$33,985	$24,317

Loss on disposal of re-refinery assets (a)	1,194	—	1,194	—
Tax effect on disposal loss	(318)	—	(313)	—

Costs associated with business acquisitions (b)	823	—	835	—
Tax effect on business acquisitions costs	(219)	—	(219)	—

Provision for civil action settlement (c)	750	—	750	—
Tax effect on provision for settlement	(200)	—	(196)	—

Adjusted net earnings	$23,137	$15,111	$36,036	$24,317

GAAP diluted earnings per share	$0.89	$0.64	$1.44	$1.03

Loss on disposal of re-refinery assets per share	0.05	—	0.05	—
Tax effect on loss on disposal per share	(0.01)	—	(0.01)	—

Costs associated with business acquisitions per share	0.03	—	0.04	—
Tax effect on costs associated with business acquisitions per share	(0.01)	—	(0.01)	—

Provision for civil action settlement per share	0.03	—	0.03	—
Tax effect on provision for civil action settlement per share	(0.01)	—	(0.01)	—

Adjusted diluted earnings per share	$0.97	$0.64	$1.52	$1.03

(a) Loss on disposal of assets related to our re-refinery operations.
(b) Acquisition costs associated with the pending Patriot Environmental business acquisition which are recorded in SG&A.

(c) Civil action settlement accrual recorded in SG&A.